AGREEMENT

            Made as of this 28th day of July, 2010, by and among VANGUARD ADMIRAL FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD CHESTER FUNDS, VANGUARD CMT FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD EXPLORER FUND, VANGUARD FENWAY FUNDS, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD HORIZON FUNDS, VANGUARD INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD MALVERN FUNDS, VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MONTGOMERY FUNDS, VANGUARD MORGAN GROWTH FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD QUANTITATIVE FUNDS, VANGUARD SCOTTSDALE FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD STAR FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD TRUSTEES’ EQUITY FUND, VANGUARD VALLEY FORGE FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD WELLESLEY INCOME FUND, VANGUARD WELLINGTON FUND, VANGUARD WHITEHALL FUNDS, VANGUARD WINDSOR FUNDS, AND VANGUARD WORLD FUND (hereinafter collectively referred to as the “Funds”) and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as “Vanguard”).

            THIS AGREEMENT is entered into under the following circumstances:

            WHEREAS, Section 17(g) of the Investment Company Act of 1940 (“the Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds’ assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations (“Rule 17g-1”); and

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            WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the “Joint Insured Bond”); and

            WHEREAS, a majority of the Board of Trustees of the Funds (the “Board”), who are not “interested persons” as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

            WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

            NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.                  ALLOCATION OF PREMIUMS

                        The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.                  ALLOCATION OF RECOVERIES

                        A.        In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

                        B.         If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

                        C.        If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

                                    (i)         Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

                                    (ii)        The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) above, in ratio of the premium paid by each such party to the premium paid by all parties.

3.         BOND COVERAGE REQUIRED

                        Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained.  This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A.  Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

            4.         This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days’ written notice to the other parties.

            5.         Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

            VANGUARD ADMIRAL FUNDS

            VANGUARD BOND INDEX FUNDS

            VANGUARD CALIFORNIA TAX-FREE FUNDS

            VANGUARD CONVERTIBLE SECURITIES FUND

            VANGUARD CHESTER FUNDS

            VANGUARD CMT FUNDS

            VANGUARD EXPLORER FUND

            VANGUARD FENWAY FUNDS

            VANGUARD FIXED INCOME SECURITIES FUNDS

            VANGUARD FLORIDA TAX-FREE FUNDS

            VANGUARD HORIZON FUNDS

            VANGUARD INDEX FUNDS

            VANGUARD INSTITUTIONAL INDEX FUNDS

            VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

            VANGUARD MALVERN FUNDS

            VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

            VANGUARD MONEY MARKET RESERVES

            VANGUARD MONTGOMERY FUNDS

            VANGUARD MORGAN GROWTH FUND

            VANGUARD MUNICIPAL BOND FUNDS

            VANGUARD NEW JERSEY TAX-FREE FUNDS

            VANGUARD NEW YORK TAX-FREE FUNDS

            VANGUARD OHIO TAX-FREE FUNDS

            VANGUARD PENNSYLVANIA TAX-FREE FUNDS

            VANGUARD QUANTITATIVE FUNDS

            VANGUARD SCOTTSDALE FUNDS

            VANGUARD SPECIALIZED FUNDS

            VANGUARD STAR FUNDS

            VANGUARD TAX-MANAGED FUNDS

            VANGUARD TRUSTEES’ EQUITY FUNDS

            VANGUARD VARIABLE INSURANCE FUNDS

            VANGUARD VALLEY FORGE FUNDS

            VANGUARD WELLESLEY INCOME FUND

            VANGUARD WELLINGTON FUND

            VANGUARD WHITEHALL FUNDS

            VANGUARD WINDSOR FUNDS

            VANGUARD WORLD FUND

By:                ______________________________

                                                                              Heidi Stam, Secretary

Attest:           _______________________________

                                                                               F. Natalie Bej, Assistant Secretary

THE VANGUARD GROUP, INC.

By:                ______________________________

                                                                              Heidi Stam, Managing Director, General Counsel, and Secretary

Attest:           _______________________________

                                                                              Michael L. Kimmel, Assistant Secretary

VANGUARD ADVISERS, INC.

By:                ______________________________

                                                                              Michael L. Kimmel, Secretary

Attest:           _______________________________

                                                                              Deborah McCracken, Assistant Secretary

VANGUARD MARKETING CORPORATION

By:                ______________________________

                                                                              Michael L. Kimmel, Secretary

Attest:           _______________________________

                                                                              Deborah McCracken, Assistant Secretary

EXHIBIT A

Rule 17g-1

Minimum Bond Requirements

As of 5/31/2010

Fund/Portfolio Name	Net Assets	Bond Requirement

Vanguard Admiral Funds

Admiral Treasury Money Market Fund	19,677,302,085	2,500,000
Vanguard Bond Index Funds
Inflation-Protected Securities Fund	30,691,943,021	2,500,000
Intermediate-Term Bond Index Fund	11,064,176,947	2,500,000
Long-Term Bond Index Fund	3,293,993,349	2,100,000
Short-Term Bond Index Fund	18,907,545,947	2,500,000
Total Bond Market Index Fund	80,370,567,694	2,500,000
Total Bond Market II Index Fund	30,070,516,747	2,500,000
Vanguard CMT Funds
Market Liquidity Fund	27,615,026,023	2,500,000
Municipal Cash Management Fund	3,146,724,942	2,100,000

Vanguard California Tax-Free Funds

CA Intermediate-Term Tax-Exempt Fund	5,408,073,547	2,500,000
CA Long-Term Tax-Exempt Fund	2,978,891,758	1,900,000
CA Tax-Exempt Money Market Fund	4,895,773,818	2,500,000

Vanguard Chester Funds

    PRIMECAP Fund

	26,976,732,099	2,500,000

    Target Retirement Income Fund

	3,168,324,869	2,100,000

    Target Retirement 2005 Fund

	2,051,504,596	1,700,000
Target Retirement 2010 Fund	3,867,654,284	2,300,000
Target Retirement 2015 Fund	11,178,952,922	2,500,000
Target Retirement 2020 Fund	7,710,009,056	2,500,000
Target Retirement 2025 Fund	11,989,274,596	2,500,000
Target Retirement 2030 Fund	5,501,209,373	2,500,000
Target Retirement 2035 Fund	8,113,116,753	2,500,000
Target Retirement 2040 Fund	3,269,804,142	2,100,000
Target Retirement 2045 Fund	4,320,644,421	2,500,000
Target Retirement 2050 Fund	1,306,029,387	1,250,000
Vanguard Convertible Securities Fund	1,606,890,817	1,500,000

Vanguard Explorer Fund

	8,919,088,608	2,500,000
Vanguard Fenway Funds
Equity Income Fund	4,000,349,206	2,500,000
Growth Equity Fund	597,549,287	900,000
PRIMECAP Core Fund	4,470,226,854	2,500,000

Vanguard Fixed Income Securities Funds
GNMA Fund	36,421,335,899	2,500,000
High-Yield Corporate Fund	11,438,883,834	2,500,000
Intermediate-Term Investment-Grade Fund	14,452,368,750	2,500,000
Intermediate-Term Treasury Fund	6,218,761,683	2,500,000
Long-Term Investment-Grade Fund	8,453,234,779	2,500,000
Long-Term Treasury Fund	2,873,500,388	1,900,000
Short-Term Federal Fund	5,583,536,054	2,500,000
Short-Term Investment-Grade Fund	36,198,766,387	2,500,000
Short-Term Treasury Fund	6,666,078,770	2,500,000

Vanguard Florida Tax-Free Funds

Florida Long-Term Tax-Exempt Fund	1,005,586,673	1,250,000

Vanguard Horizon Funds

Capital Opportunity Fund	8,048,292,265	2,500,000
Global Equity Fund	3,646,722,868	2,300,000
Strategic Equity Fund	3,156,318,530	2,100,000
Strategic Small-Cap Equity Fund	170,580,598	600,000

Vanguard Index Funds

500 Index Fund	91,080,383,334	2,500,000
Extended Market Index Fund	13,692,594,634	2,500,000
Growth Index Fund	15,694,385,436	2,500,000
Large-Cap Index Fund	3,760,379,481	2,300,000
Mid-Cap Growth Index Fund	1,318,833,142	1,250,000
Mid-Cap Index Fund	21,259,508,305	2,500,000
Mid-Cap Value Index Fund	1,234,447,819	1,250,000
Small-Cap Growth Index Fund	5,751,313,322	2,500,000
Small-Cap Index Fund	19,219,476,115	2,500,000
Small-Cap Value Index Fund	6,098,945,587	2,500,000
Total Stock Market Index Fund	126,497,062,399	2,500,000
Value Index Fund	11,858,488,257	2,500,000

Vanguard Institutional Index Funds

Institutional Index Fund	70,150,384,868	2,500,000
Institutional Total Stock Market Index Fund	12,748,667,016	2,500,000

Vanguard International Equity Index Funds

Emerging Markets Stock Index Fund	37,417,897,804	2,500,000
European Stock Index Fund	11,021,206,781	2,500,000
FTSE All-World Ex-US Index Fund	8,760,377,935	2,500,000
FTSE All-World Ex-US Small-Cap Index Fund	561,134,048	900,000
Pacific Stock Index Fund	6,305,103,629	2,500,000
Total World Stock Index Fund	831,551,348	1,000,000

Vanguard Malvern Funds

Asset Allocation Fund	9,214,136,771	2,500,000
Capital Value Fund	769,040,297	1,000,000
U.S. Value Fund	489,778,939	750,000

Vanguard Massachusetts Tax-Exempt Funds

Massachusetts Tax-Exempt Fund	981,944,248	1,000,000

Vanguard Money Market Reserves

Federal Money Market Fund	6,445,816,894	2,500,000
Prime Money Market Fund	107,826,816,989	2,500,000

Vanguard Montgomery Funds

Market Neutral Fund	65,575,169	400,000

Vanguard Morgan Growth Fund

	7,820,023,834	2,500,000

Vanguard Municipal Bond Funds

High-Yield Tax-Exempt Fund	6,735,227,624	2,500,000
Intermediate-Term Tax-Exempt Fund	29,039,663,228	2,500,000
Limited-Term Tax-Exempt Fund	13,451,854,656	2,500,000
Long-Term Tax-Exempt Fund	7,677,525,924	2,500,000
Short-Term Tax-Exempt Fund	11,986,097,262	2,500,000
Tax-Exempt Money Market Fund	19,035,149,701	2,500,000

Vanguard New Jersey Tax-Free Funds

NJ Long-Term Tax-Exempt Fund	2,105,344,180	1,700,000
NJ Tax-Exempt Money Market Fund	2,327,481,853	1,700,000

Vanguard New York Tax-Free Funds

NY Long-Term Tax-Exempt Fund	3,099,904,060	2,100,000
NY Tax-Exempt Money Market Fund	3,588,643,565	2,300,000

Vanguard Ohio Tax-Free Funds

OH Long-Term Tax-Exempt Fund	997,460,268	1,000,000
OH Tax- Exempt Money Market Fund	836,024,991	1,000,000

Vanguard Pennsylvania Tax-Free Funds

PA Long-Term Tax-Exempt Fund	3,043,627,801	2,100,000
PA Tax- Exempt Money Market Fund	3,048,395,099	2,100,000

Vanguard Quantitative Funds

Growth and Income Fund	4,291,521,743	2,500,000
Structured Broad Market Fund	285,762,516	750,000
Structured Large-Cap Equity Fund	617,769,851	900,000
Structured Large-Cap Growth Fund	45,571,116	350,000
Structured Large-Cap Value Fund	51,549,186	400,000

Vanguard Scottsdale Funds

Explorer Value Fund	81,177,617	450,000
Intermediate-Term Corporate Bond Index Fund	194,908,390	600,000
Intermediate-Term Government Bond Index Fund	56,531,789	400,000
Long-Term Corporate Bond Index Fund	46,759,736	350,000
Long-Term Government Bond Index Fund	13,253,741	200,000
Mortgage-Backed Securities Index Fund	51,437,082	400,000
Short-Term Corporate Bond Index Fund	497,647,450	750,000
Short-Term Government Bond Index Fund	65,852,188	400,000

Vanguard Specialized Funds

Dividend Appreciation Index Fund	3,700,857,119	2,300,000
Dividend Growth Fund	3,325,316,916	2,100,000
Energy Fund	10,459,772,961	2,500,000
Health Care Fund	18,654,070,370	2,500,000
Precious Metals and Mining Fund	3,789,051,645	2,300,000
REIT Index Fund	13,056,281,786	2,500,000

Vanguard STAR Funds

Developed Markets Index Fund	8,484,827,970	2,500,000
LifeStrategy Conservative Growth Fund	5,821,134,991	2,500,000
LifeStrategy Growth Fund	6,917,005,394	2,500,000
LifeStrategy Income Fund	2,009,413,726	2,500,000
LifeStrategy Moderate Growth Fund	7,811,000,146	2,500,000
STAR Fund	12,642,339,772	2,500,000
Total International Stock Index Fund	24,197,362,064	2,500,000

Vanguard Tax-Managed Funds

Tax-Managed Balanced Fund	685,984,226	900,000
Tax-Managed Capital Appreciation Fund	3,262,874,266	2,100,000
Tax-Managed Growth and Income Fund	2,061,702,438	1,700,000
Tax-Managed International Fund	5,354,875,511	2,500,000
Tax-Managed Small-Cap Fund	1,739,813,850	1,500,000

Vanguard Trustees' Equity Fund

Diversified Equity Fund	1,233,467,305	1,500,000
International Value Fund	6,115,380,689	2,500,000

Vanguard Valley Forge Funds

Balanced Index Fund	9,234,746,126	2,500,000
Managed Payout Growth Focus Fund	49,600,767	350,000
Managed Payout Growth and Distribution Fund	198,222,798	600,000
Managed Payout Distribution Focus Fund	244,189,503	600,000
Vanguard Variable Insurance Funds
Balanced Portfolio	1,265,768,357	1,250,000
Capital Growth Portfolio	288,915,099	750,000
Diversified Value Portfolio	700,125,040	900,000
Equity Income Portfolio	397,261,374	750,000
Equity Index Portfolio	1,962,297,532	1,500,000
Growth Portfolio	235,011,510	600,000
High Yield Bond Portfolio	305,791,901	750,000
International Portfolio	1,428,074,265	1,250,000
Mid-Cap Index Portfolio	676,923,066	900,000
Money Market Portfolio	1,254,793,572	1,250,000
REIT Index Portfolio	389,885,515	750,000
Short-Term Investment-Grade Portfolio	906,939,421	1,000,000
Small Company Growth Portfolio	613,505,300	900,000
Total Bond Market Index Portfolio	2,048,098,932	1,700,000
Total Stock Market Index Portfolio	799,743,158	1,000,000

Vanguard Wellesley Income Fund

	15,926,486,480	2,500,000
Vanguard Wellington Fund	48,110,225,110	2,500,000
Vanguard Whitehall Funds
High Dividend Yield Index Fund	837,457,333	1,000,000
International Explorer Fund	1,999,628,865	1,500,000
Mid-Cap Growth Fund	1,402,619,727	1,250,000
Selected Value Fund	3,390,107,135	2,100,000

Vanguard Windsor Funds

Windsor Fund	12,369,598,095	2,500,000
Windsor II Fund	33,460,601,881	2,500,000

Vanguard World Fund

Consumer Discretionary Index Fund	274,409,611	750,000
Consumer Staples Index Fund	607,920,764	900,000
Energy Index Fund	1,208,514,524	1,250,000
Extended Duration Treasury Index Fund	325,525,934	750,000
FTSE Social Index Fund	456,860,807	750,000
Financials Index Fund	580,628,724	900,000
Health Care Index Fund	636,254,874	900,000
Industrials Index Fund	329,905,969	750,000
Information Technology Index Fund	1,176,317,415	1,250,000
International Growth Fund	14,312,944,050	2,500,000
Materials Index Fund	546,803,306	900,000
Mega Cap 300 Growth Index Fund	385,770,562	750,000
Mega Cap 300 Index Fund	318,870,215	750,000
Mega Cap 300 Value Index Fund	287,602,803	750,000
Telecommunication Services Index Fund	214,087,956	600,000
U.S. Growth Fund	3,763,460,920	2,300,000
Utilities Index Fund	642,168,591	900,000

TOTALS	$1,511,536,479,676	$288,100,000